UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2007

Keryx Biopharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30929 (Commission File Number)	13-4087132 (IRS Employer Identification No.)

750 Lexington Avenue
New York, New York 10022
(Address of Principal Executive Offices)

(212) 531-5965
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.  Entry Into a Material Definitive Agreement.

On September 26, 2007, Keryx Biopharmaceuticals, Inc. (“Keryx”) entered into a sub-license agreement (the "Agreement") with Japan Tobacco Inc. (“JT”) and Torii Pharmaceuticals Co., Ltd. (“Torii”), JT’s pharmaceutical business subsidiary, under which JT and Torii will hold the exclusive rights for the development and commercialization of their hyperphosphatemia drug in Japan. The drug, currently in phase II clinical development in the United States under the name “Zenerex™”, is an iron-based phosphate binder for the treatment of hyperphosphatemia (elevated phosphate levels) in patients with end stage renal disease. Keryx holds a worldwide license (except for the Asian Pacific Region, but including Japan) to Zerenex™ from Panion & BF Biotech, Inc.

The licensing arrangement obligates JT and Torii to pay Keryx up to $100 million in up-front licensing fees and payments upon the achievement of pre-specified milestones, including up to $20 million in up-front payments and near-term milestones. JT and Torii have sole responsibility for the clinical development of and commercialization of its drug in Japan, and will be responsible for all associated costs. Upon commercialization, JT and Torii will be obligated to make royalty payments to Keryx on net sales of the drug in Japan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc. (Registrant)

Date: October 1, 2007
	By:	/s/ Mark Stier
Mark Stier
Chief Accounting Officer